UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (AMENDMENT NO.     )

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VASCO Data Security International, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PROPOSAL I ELECTION OF DIRECTORS
STOCK PERFORMANCE GRAPH

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 14, 2005

To the Stockholders of
VASCO Data Security International, Inc.:

     The Annual Meeting of Stockholders of VASCO Data Security International, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, June 14, 2005, commencing at 10:00 a.m., local time, at 1901 South Meyers Road, Oakbrook Terrace, Illinois 60181 for the following purposes, as described in the Proxy Statement accompanying this Notice:

     1. To elect five directors to serve on the Company’s Board of Directors, and;

     2. To transact such other business as may properly come before the Annual Meeting.

     The Board of Directors has no knowledge of any other business to be presented or transacted at the meeting. Only stockholders of record on April 22, 2005 are entitled to notice of and to vote at the Annual Meeting. Further information as to the matters to be considered and acted upon at the Annual Meeting can be found in the accompanying Proxy Statement.

By Order of the Board of Directors,

/s/ Clifford K. Bown

Clifford K. Bown
Secretary

Oakbrook Terrace, Illinois
April 29, 2005

YOU ARE CORDIALLY INVITED AND URGED TO ATTEND THE ANNUAL MEETING IN PERSON. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 14, 2005

     This Proxy Statement is furnished by the Board of Directors of VASCO Data Security International, Inc., 1901 South Meyers Road, Suite 210, Oakbrook Terrace, Illinois 60181 (“Company”), in connection with the solicitation of proxies for use at the annual meeting of stockholders of the Company to be held on Tuesday, June 14, 2005, commencing at 10:00 a.m., local time, at 1901 South Meyers Road, Oakbrook Terrace, Illinois 60181, and at any postponement or adjournment thereof (“Annual Meeting”). This Proxy Statement, the foregoing Notice of Annual Meeting of Stockholders and the accompanying form of proxy are being released to stockholders on or about April 29, 2005. Holders of record of the Company’s class of common stock, par value $.001 per share (“Common Stock”) at the close of business on April 22, 2005 will be entitled to vote together on all matters to properly come before the Annual Meeting. Holders of the Common Stock will be allowed one vote for each share held.

ANNUAL REPORT

     The Company’s annual report to stockholders for the fiscal year ended December 31, 2004 has been included in the mailing of this Proxy Statement. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material. THE ANNUAL REPORT INCLUDES, AMONG OTHER INFORMATION, THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004. ADDITIONAL COPIES OF THE FORM 10-K WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO VASCO DATA SECURITY INTERNATIONAL, INC., 1901 SOUTH MEYERS ROAD, SUITE 210, OAKBROOK TERRACE, ILLINOIS 60181, ATTENTION: CLIFFORD K. BOWN.

THE ANNUAL MEETING

Matters to be Considered

     The Annual Meeting has been called to (i) elect five directors to serve on the Company’s Board of Directors; and (ii) transact such other business as may properly come before the Annual Meeting.

Voting at the Annual Meeting

     A majority of the votes entitled to be cast on matters to be considered at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. If a share is represented for any purpose at the meeting, it is deemed to be present for all other matters. Holders of record of outstanding shares of Common Stock at the close of business on April 22, 2005 are entitled to notice of and to vote at the Annual Meeting. As of April 22, 2005, there were 35,367,805 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each such share of Common Stock is entitled to cast one vote on any matter submitted to the stockholders for approval.

     Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast and entitled to vote in the election at the Annual Meeting will be required for the election of directors, and the affirmative vote of a majority of the votes cast and entitled to vote thereon will be required to act on all other matters to properly come before the Annual Meeting. There is no cumulative voting in the election of directors.

     Stockholders may vote in favor of or withhold authority to vote for the nominees for election as directors listed herein. Directions to withhold authority, abstentions and broker non-votes (which occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) will be counted in determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Directions to withhold authority, because directors are elected by a plurality of votes cast, will have no effect on the election of directors. Broker non-votes, because they are not considered “votes cast,” are not counted in the vote totals and will have no effect on any proposal scheduled for consideration at the Annual Meeting. Abstentions will have the effect of a vote against the proposal being considered.

     If a properly executed, unrevoked proxy does not specifically direct the voting of the shares covered by such proxy, the proxy will be voted (a) FOR the election of all nominees for election as director as listed herein, and (b) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting. Any stockholder executing a proxy has the power to revoke it at any time before it has been voted at the Annual Meeting by delivering written notice to the Secretary of the Company, by executing another proxy dated as of a later date or by voting in person at the

Annual Meeting. Any written notice of revocation or subsequent proxy should be delivered to:

VASCO Data Security International, Inc.
1901 South Meyers Road, Suite 210
Oakbrook Terrace, Illinois 60181
Attention: Secretary;

or hand delivered to the Secretary before the closing of the polls at the Annual Meeting.

PROPOSAL I
ELECTION OF DIRECTORS

     The Company’s Bylaws, as amended (“Bylaws”), set the number of directors of the Company at not less than four nor more than twenty, which number may be changed from time to time by the Board of Directors. The Board of Directors decreased the number of directors to five by resolution effective December 9, 2002. All of the director nominees will be elected at the Annual Meeting and will hold office until their respective successors have been duly elected and qualified, or until their earlier resignation, death or removal.

     The Board of Directors has nominated the following individuals for election as directors of the Company at the Annual Meeting: Michael P. Cullinane, T. Kendall Hunt, John N. Fox Jr., Michael A. Mulshine, and John R. Walter, all of whom are current directors of the Company and have agreed to serve if elected.

     While the Board of Directors does not contemplate that any nominee for election as a director will not be able to serve, if any of the nominees for election shall be unable to or for good cause will not serve as a director, the persons listed in the enclosed proxy shall vote such proxy, if properly executed and returned and unrevoked, for such other person or persons as shall be recommended by the Board of Directors or the Board of Directors may, in its discretion, reduce the number of directors to be elected. The affirmative vote of a plurality of the votes cast and entitled to vote at the Annual Meeting is required for the election of directors. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES LISTED HEREIN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS, DIRECTORS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 31, 2005 for each person or entity who is known to us to beneficially own five percent or more of the Common Stock. For purposes of the table, a person or group of persons is deemed to have beneficial ownership of any shares as of a given date which such person has the right to acquire within 60 days after such date. In addition, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them unless otherwise indicated.

NAME AND ADDRESS OF	AMOUNT AND NATURE OF
BENEFICIAL OWNER	BENEFICIAL OWNERSHIP	PERCENT OF CLASS
T. Kendall Hunt
1901 S. Meyers Road	10,447,253 (1)	30.0%
Ste. 210
Oakbrook Terrace, IL 60181

(1)	Includes 200,000 shares held in the T. Kendall Hunt Charitable Remainder Trust and 1,111,300 shares held by the estate of Barbara J. Hunt, with Mr. Hunt as executor of the estate, as to which shares Mr. Hunt disclaims beneficial ownership. Also includes 547,778 shares that may be acquired pursuant to outstanding options exercisable with 60 days of March 31, 2005.

     The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 31, 2005 for (i) each of our directors, (ii) each of our named executive officers, and (iii) all directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them unless otherwise indicated. For purposes of the table, a person or group of persons is deemed to have beneficial ownership of any shares as of a given date, which such person has the right to acquire within 60 days after such date.

	AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER	BENEFICIAL OWNERSHIP	PERCENT OF CLASS
T. Kendall Hunt 1901 S. Meyers Road Ste. 210 Oakbrook Terrace, IL 60181	10,447,253 (1)	30.0%

Jan Valcke Koningin Astridlaan 164 B-1780 Wemmel, Belgium	359,972 (2)	1.0%

Michael P. Cullinane 1901 S. Meyers Road Ste. 210 Oakbrook Terrace, IL 60181	95,333 (3)	*

Michael A. Mulshine 1901 S. Meyers Road Ste. 210 Oakbrook Terrace, IL 60181	95,333 (4)	*

John R. Walter 1901 S. Meyers Road Ste. 210 Oakbrook Terrace, IL 60181	93,333 (5)	*

Cliff Bown 1901 S. Meyers Road Ste. 210 Oakbrook Terrace, IL 60181	164,306 (6)	*

All Executive Officers and Directors as a Group (6 persons)	11,284,930 (7)	32.3%

*	Less than one percent.

(1)	Includes 200,000 shares held in the T. Kendall Hunt Charitable Remainder Trust and 1,111,300 shares held by the estate of Barbara J. Hunt, with Mr. Hunt as executor of the estate, as to which shares Mr. Hunt disclaims beneficial ownership. Also includes 547,778 shares that may be acquired pursuant to outstanding options exercisable with 60 days of March 31, 2005.

(2)	includes 355,972 shares that may be acquired pursuant to outstanding options exercisable with 60 days of March 31, 2005.

(3)	includes 95,333 shares that may be acquired pursuant to outstanding options exercisable with 60 days of March 31, 2005.

(4)	includes 95,333 shares that may be acquired pursuant to outstanding options exercisable with 60 days of March 31, 2005.

(5)	includes 43,333 shares that may be acquired pursuant to outstanding options exercisable with 60 days of March 31, 2005.

(6)	includes 149,306 shares that may be acquired pursuant to outstanding options exercisable with 60 days of March 31, 2005.

(7)	includes 1,287,055 shares that may be acquired pursuant to outstanding options exercisable with 60 days of March 31, 2005.

DIRECTORS AND EXECUTIVE OFFICERS

     The name of and certain information regarding our current directors, each of whom is a nominee for re-election as a director at the Annual Meeting, and our executive officers appears below.

     T. KENDALL “KEN” HUNT — Mr. Hunt is Chairman of the Board and Chief Executive Officer. He served as our Chief Executive Officer from July 1997 through June 1999. He returned as CEO in November 2002. He has been a director since July 1997 and currently serves a one-year term. He served since 1990 as Chairman and President of our predecessor, VASCO Corp. He is also affiliated with several high-tech early-stage companies, serving as a member of their Board of Directors. He is a co-founder and on the board of Secured Services, Inc., a publicly held company, listed on the Nasdaq. Mr. Hunt is President of the Belgian Business Club of Chicago. Additionally, he is on the Advisory Board for the Posse Foundation, an organization dedicated to providing full college scholarships to urban minority youth leaders through its partnerships with elite universities across the U.S. He holds an MBA from Pepperdine University, Malibu, California, 1979, and a BBA from the University of Miami, Florida, 1965. Mr. Hunt is 61 years old.

     MICHAEL P. CULLINANE — Mr. Cullinane has been a director since April 10, 1998 and currently serves a one-year term. He is the Chairman of our Audit Committee and a member of our Compensation Committee and our Corporate Governance and Nominating Committee. Mr. Cullinane currently serves as the Executive Vice President and Chief Operating Officer of Lakeview Technology, and has served as such since January 2005. Mr. Cullinane served as the Executive Vice President and Chief Financial Officer and a director of Divine, Inc. from July 1999 to May 2003. He served as Executive Vice President, Chief Financial Officer and a director of PLATINUM Technology International, Inc. from 1988 to June 1999. On February 25, 2003, Divine, Inc. filed for protection under the federal bankruptcy laws. Mr. Cullinane received a B.B.A. from the University of Notre Dame, South Bend, Indiana. Mr. Cullinane is 55 years old.

     JOHN N. FOX, JR. — Mr. Fox has been a director since April 2005. From 1998 to 2003, Mr. Fox served as a Vice Chairman of Deloitte & Touche and the Global Director, Strategic Clients for Deloitte Consulting. He held various other positions with Deloitte Consulting from 1968 to 2003, and served on the Board of Deloitte Touche Tohmatsu from 1998 to 2003. Mr. Fox currently serves on a variety of non-profit Boards of Directors. Mr. Fox received his B.A. degree from Wabash College and his MBA from the University of Michigan. Mr. Fox is 62 years old.

     MICHAEL A. MULSHINE — Mr. Mulshine has been a director since July 1997 and currently serves a one-year term. He served since 1992 as a director of our predecessor, VASCO Corp. He is the Chairman of our Compensation Committee and a member of our Audit Committee and our Corporate Governance and Nominating Committee. He is, and since 1979 has been, a principal of Osprey Partners, a management consulting firm. From 1985 to 2003 he served as a director and corporate secretary of SEDONA Corporation, a provider of web-based Customer Relationship Management (CRM) solutions for small and mid-sized financial services companies. Additionally, Mr. Mulshine is a director of Prediction Systems, Inc., a privately held software engineering company specializing in the technology of modeling and simulation. Mr. Mulshine received a B.S. in Electrical Engineering from Newark College of Engineering of the New Jersey Institute of Technology, Newark, New Jersey. Mr. Mulshine is 65 years old.

     JOHN R. WALTER — Mr. Walter has been a director since April 2003 and currently serves a one-year term. He is Chairman of our Corporate Governance and Nominating Committee and is a member of our Audit Committee and our Compensation Committee. Mr. Walter is Chairman and CEO of Ashlin Management Co., a private investment and management services firm. Mr. Walter also serves as a director for Abbott Laboratories, Inc., Deere & Company, Manpower, Inc., and SNP Corporation of Singapore. Mr. Walter served as President and Chief Operating Officer of AT&T Corporation from 1996 to 1997. He served as Chairman and CEO of R.R. Donnelley & Sons Company, a print and digital information management company, from 1989 through 1996. Mr. Walter received a B.S. degree in management from Miami University, Oxford, Ohio. Mr. Walter is 58 years old.

     JAN VALCKE — Mr. Valcke is our President and Chief Operating Officer. Mr. Valcke has been an officer of the Company since 1996. From 1992 to 1996, he was Vice-President of Sales and Marketing of Digipass NV/SA, a member of the Digiline group. He co-founded Digiline in 1988 and was a member of its board of directors. Mr.Valcke received a degree in Science from St. Amands College in Kortrijk, Belgium. Mr. Valcke is 51 years old.

     CLIFFORD K. BOWN — Mr. Bown has been our Executive Vice President and Chief Financial Officer since August 2002. Mr. Bown started his career with KPMG LLP where he directed the audits for several publicly held companies. From 1991 to 1993, he was CFO for publicly held XL/DATACOMP, a $300 million provider of midrange computer systems and support services in the U. S. and U.K. Mr. Bown also held CFO positions in two other companies focused on insurance and healthcare from 1995 through 2001. Mr. Bown received a B.S. in Accountancy from the University of Illinois, Urbana, Illinois, and an MBA from the University of Chicago. He has a CPA certificate. Mr. Bown is 53 years old.

Meetings of the Board Of Directors

     The Board of Directors met eight times during 2004. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and any committees upon which they served. As part of their duties, the Company expects all of its directors to attend the annual meetings of stockholders. Each of the directors attended last year’s meeting.

     A stockholder of the Company may nominate persons for election to the Board of Directors if the stockholder submits such nomination, together with certain related information required by the By-Laws, in writing so as to be received by the Secretary of the Company not less than 60 nor more than 90 days prior to the date of the annual meeting of stockholders at which the nomination is to be made.

     The Board of Directors presently has three standing committees, a Corporate Governance and Nominating Committee, an Audit Committee and a Compensation Committee, each of which is described more fully below.

     Security holders may send communications to the Board of Directors at the Company’s address. Any such communication addressed to a specific Board member or the Board as a whole and designated as “Confidential” shall be delivered un-opened to the specific Board member. If such a communication is addressed to the Board as a whole, the communication will be delivered to the Chairman of the Corporate Governance and Nominating Committee. Any communication not designated as “Confidential” will be reviewed by management and brought to the attention of the Board at their next regularly scheduled meeting of the Board.

Corporate Governance and Nominating Committee

     The Board of Directors constituted and established a Corporate Governance and Nominating Committee in January of 2004 with authority, responsibility, and specific duties as described in its Corporate Governance and Nominating Committee Charter. A copy of the Committee’s Charter is available on the Company’s web site, www.vasco.com. The primary function of this Committee is to assist the Board in:

•	Determining the appropriate structure of the Board, including committees;
•	Evaluating the performance of the Board and management;
•	Identifying and recommending to the Board individuals to be nominated as a director, including the consideration of director candidates recommended by stockholders;
•	Providing oversight of management succession plans; and
•	Providing oversight of the Code of Conduct and Ethics.

     The Committee will consider director candidates who have relevant business experience, are accomplished in their respective fields, and who possess the skills and expertise to make a significant contribution to the Board of Directors, the Company and its stockholders. Director nominees should have high-leadership business experience, knowledge about issues affecting the Company and the ability and willingness to apply sound and independent business judgment. The Committee will consider nominees for election to the Board of Directors that are recommended by stockholders, provided that a complete description of the nominees’ qualifications, experience and background, together with a statement signed by each nominee in which he or she consents to act as such, accompany the recommendations. Such recommendations should be submitted in writing to the attention of the Corporate Governance and Nominating Committee, c/o VASCO Data Security International, Inc., 1901 South Meyers Road, Suite 210, Oakbrook Terrace, Illinois 60181 and should not include self-nominations. The Committee applies the same criteria to nominees recommended by stockholders.

     The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an independent director, as defined by rules of The Nasdaq Stock Market, Inc. (the “Nasdaq”). The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and serve at the pleasure of the Board until their successors shall be duly elected and qualified. The members of the Corporate Governance and Nominating Committee are John R. Walter (Chairman), Michael P. Cullinane and Michael A. Mulshine, each of whom is independent, as defined by rules of the Nasdaq. The Corporate Governance and Nominating Committee met three (3) times during 2004.

Audit Committee

     The Audit Committee of the Board of Directors, as established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, is composed of three independent directors, as required by the Nasdaq listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors and is responsible for overseeing the financial reporting process on behalf of the Board of Directors. A copy of the Committee’s Charter is available on the Company’s web site, www.vasco.com. In addition, the Committee’s Charter was included as Appendix B to the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2004. The members of the Audit Committee are Michael P. Cullinane (Chairman), Michael A. Mulshine and John R. Walter. The Board of Directors has determined that each of the members of the Audit Committee qualifies as an audit committee financial expert as defined by the SEC, and has designated each person as such. Each member of the Audit Committee has also been determined to be independent as defined by rules of the Nasdaq and the SEC. Each year, the Audit Committee recommends to the Board of Directors, the selection of the independent auditors. The Company is not required under its charter or Bylaws to submit the selection of auditors to a vote of the stockholders. The Audit Committee met twelve (12) times during 2004.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has implemented policies and procedures for the pre-approval of all audit, audit-related, tax and permitted non-audit services rendered by KPMG LLP (“KPMG”), its registered public accounting firm. Those policies and procedures include a review of the independent registered public accounting firm’s audit plan and fee schedule for the period under review. If such audit plan and fee schedule are approved by the Committee, the independent registered public accounting firm provides an engagement letter in advance of the start of the audit work to the Committee outlining the scope of the audit and related audit fees. Our senior management will also recommend, from time to time, to the Committee that it approve non-audit services that would be provided by the independent registered public accounting firm. Our senior management and the independent registered public accounting firm will each confirm to the Audit Committee that each non-audit service is permissible under all applicable legal requirements. A budget, estimating the cost of the non-audit service, will be provided to the Audit Committee along with the request. The Audit Committee must approve both permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent registered public accounting firm pursuant to this pre-approval process.

     With the exception of the Tax Fees in 2003, which primarily relate to the filing of the fiscal 2002 tax returns, the Audit Committee pre-approved all of the aforementioned services provided by KPMG. The following sets forth the amount of fees paid to KPMG for services rendered in 2004 and 2003:

     Audit Fees: The aggregate fees billed by KPMG for professional services rendered for the audit of the Company’s annual financial statements, the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, and services normally provided by the independent auditor in connection with statutory and regulatory filings were $250,959 for the fiscal year ended December 31, 2004, and $221,050 for the fiscal year ended December 31, 2003.

     Audit Related Fees: Their were no audit-related fees paid in 2004. The aggregate fees billed by KPMG for assurance and related services related to the performance or review of the Company’s financial statements and not described above under “Audit Fees” were approximately $39,450 for the 2003 fiscal year. In 2003, the audit-related services included audits of the carve-out financial statements for the VACMAN Enterprise business as required under the agreement to sell the business unit.

     Tax Fees: The aggregate fees billed by KPMG for tax compliance and tax advice were approximately $39,375 for the 2004 fiscal year and approximately $83,220 for the 2003 fiscal year. The fees for 2004 and 2003 primarily related to the filing of the Company’s tax returns.

     All Other Fees: There were no such fees in 2004 or 2003.

     Management is responsible for the Company’s financial statements and the financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee met twelve times in 2004 and held discussions with management and KPMG. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the consolidated financial statements with management and KPMG. The Audit Committee discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of KPMG’s judgments about the quality (not just the acceptability) of the Company’s accounting principles as applied to financial reporting.

     KPMG also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG that firm’s independence. The Audit Committee further considered whether the provision by KPMG of the non-audit services described elsewhere in this Proxy Statement is compatible with maintaining the auditors’ independence.

     Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representation of management and the disclosures by the independent auditors to the Audit Committee, the Audit Committee ratified the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Michael P. Cullinane, Chairman
Michael A. Mulshine
John R. Walter

Compensation Committee

     The Compensation Committee was established in March of 1998 and is responsible for determining the compensation for our officers and employees. Under its charter, the Compensation Committee is to assure that the senior executives of the Company and its subsidiaries are compensated in a manner consistent with the compensation strategy of the Company, internal equity considerations, competitive practice, and the requirements of the appropriate regulatory bodies. A copy of the Committee’s Charter is available on the Company’s web site, www.vasco.com. For 2004, the Compensation Committee consisted of Messrs. Mulshine (Chairman), Cullinane and Walter, none of whom is employed by the Company. The Compensation Committee met four (4) times during 2004.

Compensation Committee Interlocks and Insider Participation

     Mr. Mulshine, Mr. Cullinane, and Mr. Mulshine served on the Compensation Committee during 2004. There were no Compensation Committee interlocks or insider participation during 2004.

Compensation Of Directors

     In connection with their service on the Board of Directors, each of our non-employee Directors receives:

•	An annual base retainer of $20,000 paid quarterly,
•	An additional retainer, paid quarterly, for service on committees of the Board as follows:
•	Committee Chairmen: Audit $10,000; Other Committees $5,000,
•	Committee Members: Audit $5,000; Other Committees $2,500,
•	Annual stock option grants of 20,000 shares, and
•	Reimbursement for expenses incurred in connection with their attendance at Board meetings.

Employment Agreements

     Mr. Hunt’s salary and bonus are determined pursuant to his employment agreement dated November 20, 2002. Mr. Hunt’s annual salary, any discretionary bonus and stock options will be determined by the Compensation Committee for each fiscal year of the Company during the employment period. In 2004, Mr. Hunt received a base salary of $225,000, 125,000 stock options and earned a $90,000 bonus to be paid in 2005. In the event Mr. Hunt is terminated Without Cause, he quits for Good Reason, or he is terminated or quits for Good Reason after a Change in Control (as the foregoing terms are defined in his employment agreement), Mr. Hunt will continue to receive his base pay and any applicable Incentive Compensation over a 24-month period. In the event of such termination, Mr. Hunt has agreed to abide by several non-compete restrictions. Mr. Hunt’s current 2005 annual base salary is $260,000 with a target bonus, if specific objectives are met, of $75,000.

     Mr. Valcke’s salary and bonus are determined pursuant to an Independent Contractor Employment Agreement (the “Agreement”) dated November 20, 2002. Mr. Valcke’s annual salary, his bonus and stock options will be determined by the Compensation Committee for each fiscal year of the Company during the employment period. In 2004, Mr. Valcke received 260,000 Euros, $321,256 using the average exchange rate for 2004, in base compensation, 100,000 stock options and earned a bonus of 48,000 Euros to be paid in 2005. Either Mr. Valcke or the Company have the option to terminate Mr. Valcke’s employment with or without cause, for any reason whatsoever, without any breach of the Agreement by giving six (6) month’s written notice. In the event of such termination, Mr. Valcke has agreed to abide by various non-compete and non-solicitation restrictions for up to 12 months following termination of the Agreement. Mr. Valcke’s 2005 base compensation is 260,000 Euros with a target bonus, if specific objectives are met, of 75,000 Euros.

     Mr. Bown’s salary and bonus are determined pursuant to his employment agreement dated January 1, 2003. Mr. Bown’s annual salary, any discretionary bonus and stock options will be determined by the Compensation Committee for each fiscal year of the Company during the employment period. In 2004, Mr. Bown received a base salary of $175,000, 50,000 stock options and earned a $60,000 bonus to be paid in 2005. In the event Mr. Bown is terminated Without Cause, he quits for Good Reason, or he is terminated or quits for Good Reason after a Change in Control (as the foregoing terms are defined in his employment agreement), Mr. Bown will continue to receive his base pay and any applicable Incentive Compensation over a 12-month period. In the event of such termination, Mr. Bown has agreed to abide by various non-compete restrictions. Mr. Bown’s 2005 annual base salary is $200,000 with a target bonus, if specific objectives are met, of $50,000.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and Nasdaq. Directors, executive officers and beneficial owners of more than 10% of the outstanding shares of Common Stock are required by the SEC regulations to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports furnished to us, all reporting persons complied on a timely basis with all filing requirements applicable to them.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by, or paid for services rendered to VASCO and our subsidiaries in all capacities during the three years ended December 31, 2004, 2003 and 2002 for our Chairman and Chief Executive Officer, President and Chief Operating Officer and Executive Vice President, who are the only executive officers of VASCO and our subsidiaries whose salary and bonus for such year exceeded $100,000 (“Named Executive Officers”).

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
				Other	Restricted	Securities
				Annual	Stock	Underlying	LTIP	All Other
Name and Principal		Salary	Bonus	Compensation	Award(s)	Options/SARs	Payouts	Compensation
Position	Year	($)	($)	($)	($)	(#)	($)	($)
T. Kendall Hunt (1)	2004	225,000	90,000	—	—	125,000	—	—
Chairman and Chief	2003	173,750	—	—	—	125,000	—	—
Executive Officer	2002	152,627	42,500	—	—	120,000	—	—
Jan Valcke (2)	2004	321,256	59,310	—	—	100,000	—	—
President and Chief	2003	277,991	—	—	—	100,000	—	—
Operating Officer	2002	166,667	40,000	34,889	—	50,000	—	—
Clifford K. Bown (3)
Executive Vice President, Chief	2004	175,000	60,000	—	—	50,000	—	—
Financial Officer	2003	150,000	—	—	—	75,000	—	—
and Secretary	2002	50,600	—	—	—	75,000	—	—

(1)	Mr. Hunt returned as CEO on November 20, 2002.

(2)	Mr. Valcke was elected President and COO on November 20, 2002. Other Annual Compensation primarily includes employment-related expenses billed by Mr. Valcke as an independent contractor. Mr. Valcke is paid in Euros. The amounts included above were translated using average exchange rates for the periods presented.

(3)	Mr. Bown joined as Executive Vice President and Chief Financial Officer in August 2002 and was appointed Secretary in October 2002.

Option/SAR Grants in Last Fiscal Year

     The following table sets forth all options or SARs granted to the Named Executive Officers during 2004.

Individual Grants
	Number of	Percent of Total			Potential Realizable
	Securities	Options/			Value At Assumed Annual
	Underlying Options/	SARs Granted To			Rates Of Stock Price
	SARs Granted	Employees In Fiscal	Exercise Price		Appreciation For Option Term (2)
Name	(1)	Year	($/sh)	Expiration Date	5% ($)	10% ($)
T. Kendall Hunt	125,000	25.6%	2.53	1/08/14	515,000	820,000
Jan Valcke	100,000	20.5%	2.53	1/08/14	412,000	656,000
Clifford K. Bown	75,000	10.3%	2.53	1/08/14	206,000	328,000

(1)	Vesting schedule is based on a time period of 36 months, with 6/36th of the options vesting at the end of the first six months and 1/36th of the options vesting each month thereafter on the last day of each month.

(2)	The potential realizable value amounts shown illustrate the values that might be realized upon exercise immediately prior to the expiration of their term using five percent and ten percent appreciation rates as required to be used in this table by the SEC, compounded annually, and are not intended to forecast future appreciation, if any, of our stock price. Additionally, these values do not take into consideration the provisions of the options providing for non-transferability or termination of the options following termination of employment. Therefore, the actual values realized may be greater or less than the potential realizable values set forth in the table.

Aggregated Option/SAR Exercises in Last Fiscal Year and
Fiscal Year-End Option/SAR Values

     The following table sets forth the aggregate value as of December 31, 2004 of unexercised stock options held by the Named Executive Officers. The Named Executive Officers did not exercise any stock options during 2004 and the relevant columns have, therefore, been omitted.

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money Options/SARs at
	Options/SARs at Fiscal Year-End		Fiscal Year-End ($) (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
T. Kendall Hunt	509,721	135,279	2,050,539	635,861
Jan Valcke	326,805	106,945	1,432,297	503,128
Clifford K. Bown	121,528	78,472	659,285	390,965

(1)	Market value of underlying securities is based on the closing price of the Common Stock as reported on Nasdaq on December 31, 2004 ($6.62) minus the exercise price.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Overview

     The Compensation Committee is responsible for determining the compensation for our officers and employees. In accordance with its right to do so, the Committee has elected to delegate the fixing of salaries below certain levels to the Chief Executive Officer. The Compensation Committee also administers the Company’s 1997 Stock Compensation Plan, as amended and restated in 1999 (“Option Plan”) and the Executive Incentive Compensation Plan (“Incentive Plan”), including the designation of which officers, key employees and directors shall receive options or other forms of stock compensation under the Option Plan and the amount, terms, pricing, and vesting provisions of options or other forms of stock compensation granted pursuant to the Option Plan.

Executive Compensation Philosophy

     We operate in the competitive technology industry and view our ability to attract and retain highly qualified and dedicated executives and key employees as a critical component of our future success. We strive to maintain an entrepreneurial atmosphere and to maintain a low cost operating structure. Consequently, we employ a combination of salary, bonuses and stock options to reward, retain and provide incentives to our executives and key employees.

2004 Chief Executive Officer Compensation

     The Compensation Committee believes that the salary approved for Mr. Hunt, the Chief Executive Officer of the Company, was below market value for his services in 2004. Given this and the relative performance of the Company during 2004, the Compensation Committee of the Company believes that the increases granted in 2005 are appropriate and bring Mr. Hunt’s compensation to a level that more closely reflects market value.

2004 Compensation of Other Executive Officers

     Although we strive to maintain a low cost operating structure, our Compensation Committee aims to set other executives’ and key employees’ salaries at a competitive level. The base salary for each executive officer is set on the basis of personal performance and the salary level in effect for comparable positions at companies that compete for executive talent.

     At our 1999 Annual Meeting of Stockholders, our stockholders approved amendments to the Option Plan. The Option Plan was designed to serve as a performance incentive to encourage our executives, key employees and others to acquire or increase a proprietary interest in the success of the Company. The Compensation Committee believes that, over a period of time, our share performance will, to a great extent, reflect executive and key employee performance.

     The Option Plan provides that options or other forms of stock compensation may be granted at the discretion of the Compensation Committee, in such amounts and subject to such conditions as the Compensation Committee may determine in accordance with the terms thereof. Options granted to employees are priced at market, are generally fully vested after five years and expire at the end of ten years.

     The Incentive Plan covers our eligible executives and key employees, with such eligibility determined at the end of each year at the sole discretion of the Compensation Committee. Awards are based on prior year operating results, such results being subject to audit by our registered public accounting firm, and are distributed following the completion of such audit.

Respectfully submitted,

Michael A. Mulshine, Chairman
Michael P. Cullinane
John R. Walter

STOCK PERFORMANCE GRAPH

     The Common Stock currently trades on the Nasdaq SmallCap Market under the symbol VDSI. The Stock Performance Graph below compares the cumulative total return through December 31, 2004, assuming reinvestment of dividends, by an investor who invested $100.00 on December 31, 1999 in each of (i) the Common Stock, (ii) the Russell 2000 index, (iii) the Standard Industrial Code (SIC) Index 3577 — Computer Peripheral Equipment, NEC and (iv) a comparable industry (the “Peer Group”) index selected by the Company as described below. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

The Peer Group reflected above is made up of the following companies: ActivCard Corp, RSA Security Inc. and Secure Computing.

INDEPENDENT AUDITORS

     KPMG, our registered public accounting firm, served as independent auditors of the Company’s books and records for the fiscal year ended December 31, 2004 and has acted as auditors for the Company, and its predecessor, VASCO Corp., since 1994. The Audit Committee has not yet completed its review of the audit plan proposed by its independent registered public accounting firm for the fiscal year ending December 31, 2005 and, therefore, has not selected the Company’s independent registered public accounting firm for the current year. Representatives of KPMG are expected to be present at the Annual Meeting, and such representatives, will have an opportunity at the Annual Meeting to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for consideration at and for inclusion in the Company’s proxy statement relating to the next annual meeting of stockholders by submitting their proposals to the Company in a timely manner. In order to be considered for inclusion in the proxy statement and proxy relating to the Company’s 2006 annual meeting of stockholders, stockholder proposals must be received by the Company at its principal executive offices not later than December 30, 2005 and must otherwise comply with the requirements of Rule 14a-8. Proposals received after December 30, 2005 will not be considered until the Company’s 2007 annual meeting of stockholders.

PROXY SOLICITATION

     Proxies will be solicited by mail. Proxies may also be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse them for their expenses in doing so. The full cost of the preparation and mailing of the Proxy Statement and accompanying materials and the related proxy solicitations will be borne by the Company.

OTHER MATTERS

     Management does not intend to present, and does not have any reason to believe that others will present, any item of business at the Annual Meeting other than those specifically set forth in the Notice of the Annual Meeting. If other matters are properly presented for a vote at the Annual Meeting, however, the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their judgment to the same extent as the person who signed the proxy would be entitled to vote.

     If you and other residents at your mailing address own common shares in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Householding Department, 51 Mercedes Way, Edgewood, New York 11717 (telephone number:1-800-542-1061). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our annual report, we will send a copy to you if you address your written request to or call VASCO Data Security International, Inc., 1901 South Meyers Road, Suite 210, Oakbrook Terrace, Illinois 60181, Attention: Secretary (telephone number: (630) 932-8844). If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting our Secretary in the same manner.

By Order of the Board of Directors,

/s/ Clifford K. Bown

Clifford K. Bown
Secretary

Oakbrook Terrace, Illinois

April 29, 2005

VASCO DATA SECURITY INTERNATIONAL, INC.
ANNUAL MEETING OF STOCKHOLDERS—June 14, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints T. Kendall Hunt and Clifford Bown, and each of them with full power of substitution, as proxies to vote all the shares of common stock of VASCO Data Security International, Inc., a Delaware corporation, that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on June 14, 2005 and at any adjournment thereof, as designated for the items set forth and in the Notice of Annual Meeting of Stockholders and the Proxy Statement dated April 29, 2005.

     IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN OR, IF NOT SPECIFIED, FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN ITEM 1. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. AT THIS TIME, MANAGEMENT KNOWS OF NO SUCH OTHER BUSINESS.

PLEASE MARK, DATE, AND SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

     The Board of Directors recommends a vote FOR the election of the Director nominees set forth below.

1.	Election of Directors Nominees: 01 — T. Kendall Hunt, 02 — Michael P. Cullinane, 03 — John N. Fox, Jr. 04 — Michael A. Mulshine, 05 — John R. Walter

For	Withhold	For All
All	All	Except
☐	☐	☐

Instruction: To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below:

Date: _________________________________

Signature: _____________________________

Signature: _____________________________
                    (If Held Jointly)

IMPORTANT: Please date and sign exactly as the name appears herein and return this proxy in the enclosed envelope. Persons signing as executors, administrators, trustees, etc. should so indicate. If shares are held jointly, each joint owner should sign. In the case of a corporation or partnership, the full name of the organization should be that of a duly authorized officer or partner.